Exhibit 99.1


        NMS Communications Announces Financial Results for the
                  First Quarter Ended March 31, 2007


    FRAMINGHAM, Mass.--(BUSINESS WIRE)--April 26, 2007--NMS
Communications (NASDAQ: NMSS), a leading provider of applications and platforms for value-added services, today announced financial results for the first quarter ended March 31, 2007.

    Total revenues for the first quarter of 2007 were $19.0 million compared to $30.7 million for the corresponding quarter in 2006, a decrease of 38 percent. GAAP net loss for the first quarter of 2007 was $(5.1) million or $(0.12) per share, compared to GAAP net income of $1.7 million or $0.03 per share for the first quarter of 2006. Non-GAAP net loss was $(3.4) million or $(0.08) per share for the first quarter of 2007, compared to non-GAAP net income of $2.6 million or $0.05 per share for the first quarter of 2006. The non-GAAP net loss for the first quarter of 2007 excludes $1.4 million of stock-based compensation expense and $0.3 million of amortization of acquired intangible assets.

    Business Perspective

    "Our first quarter results were slightly short of our expectations based on revenue recognition delays associated with MyCaller installations in India and the Middle East. Revenue from our technology products met our expectations, but we continued to see some softness in this area, particularly in North America. Restructuring actions taken during the second half of last year resulted in expense reductions during the first quarter, and our overall loss came in about as expected," said Bob Schechter, NMS Communications Chairman and CEO.

    "Demand for the market-leading MyCaller(TM) Ringback solution continued to grow in terms of both orders and new deals and all indicators show a healthy, growing market," Schechter said. "The number of subscribers passed grew to 173 million, and subscriber uptake has continued to reflect the increased awareness of this service in developing markets like India in addition to increased usage reported in more mature markets such as Western Europe. As a result, we expect a healthy proportion of this year's Mobile Applications business to be related to meeting capacity expansion requirements.

    "We began to market several new multimedia applications with positive responses from existing customers and new prospects. As we said last quarter, our objective is to take advantage of the position we've built with our MyCaller footprint by delivering additional applications this year for new value-added services, developed both internally and by third parties," Schechter continued.

    "Revenues and orders for our AccessGate(TM) Radio Access Network
(RAN) optimizer continued to increase. We have several unannounced new wins in hand, with those operators already deploying the AccessGate solution to cost-effectively support the rapid growth of mobile subscribers in their regions.

    "During the quarter we won some significant new business for our Open Access(TM) products, notably with Intervoice, a world leader in unified communications for multi-channel IP contact centers and next-generation enhanced services. Intervoice is one example of the continuing shift by both enterprise and network solution providers to industry-standard enabling technology products that can operate in the pre-IMS PSTN and IP environment that will characterize our industry for the next several years. And, with products like the MG 7000 AdvancedTCA media processing blade coming on the market, we believe, based on industry assessments of the market, we are well-positioned to be a platform of choice for the development of next-generation networks and applications," Schechter continued.

    "In summary, we're pleased with the progress we're making in the market with Mobile Applications and we continue to see sales and bookings for our wireless backhaul product line grow. During 2007, our objective remains to return to profitability and establish a foundation for profitable growth in 2008. This foundation includes new design wins in our Technology product line; expansion of our MyCaller(TM) Ringback footprint and subscriber penetration; bringing new applications to market; expanding our Services capability for professional and managed services; and continued tight expense controls throughout the year," Schechter concluded.

    Guidance

    We currently expect Q2 revenues to be substantially higher than Q1, driven primarily by growth in the Mobile Applications product line. Coupled with a continued emphasis on expense control we expect to realize a significant (50% or better) reduction in the non-GAAP operating loss in Q2. Based on our current outlook, we expect to operate at about breakeven levels on a non-GAAP basis (excluding stock-based compensation expense and amortization of acquired intangible assets) in the second half of the year.

    NMS Conference Call Web Cast

    NMS Communications issues web casts for its conference calls to assure the broad dissemination of information in real time. The First Quarter 2007 conference call, which is scheduled for 5:00 p.m. ET today, will be available live via the Internet by accessing the NMS web site at http://www.nmscommunications.com under the Investor Relations section. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software. The webcast is also being distributed using CCBN's Investor Distribution Network to both institutional investors at StreetEvents (www.streetevents.com) and individual investors at www.companyboardroom.com.

    A replay will be available on the website www.nmscommunications.com. Access the Investor section of the company's website and click on Audio and Video Archives, or you may listen to the replay by calling 719-457-0820 and entering the pass code 4075348. The replay will be available from 8:00 p.m. ET, April 26, 2007 through 12:00 midnight, May 3, 2007.

    About NMS Communications

    NMS Communications (NASDAQ:NMSS) is a leading provider of applications, platforms and technologies that make possible the rapid creation and deployment of a broad range of value-added services, from voice mail to IVR to ringback and mobile TV. Visit www.nmscommunications.com for more information.

    Statements in this document expressing the beliefs and expectations of management regarding future performance, including the Company's expectations regarding its revenue and profitability in the second quarter of 2007, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's expectations as of the date of this document and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, uncertainty in communications spending, the implementation of the Company's strategic repositioning and market acceptance of the Company's new solutions strategy, quarterly fluctuations in financial results, the Company's ability to exploit fully the value of its technology and its strategic partnerships and alliances, the availability of products from the Company's contract manufacturer and product component vendors and other risks. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2006. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

    Use of Non-GAAP Financial Measures

    In addition to reporting its financial results in accordance with generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP net income and non-GAAP earnings (loss) per share figures, which are non-GAAP financial measures adjusted to exclude certain non-cash and other specified expenses. The Company believes that these non-GAAP financial measures are useful to help investors better understand and assess the Company's past financial performance and prospects for the future and facilitates comparisons with the performance of others in our industry. Management uses these non-GAAP financial measures when evaluating the Company's financial results, as well as for internal planning and forecasting purposes. Specifically, in addition to the reasons stated above, the Company has excluded stock-based compensation from its non-GAAP financial measures because the accounting treatment for stock-based compensation has changed with the adoption of SFAS 123R. Therefore, management believes that excluding stock-based compensation from its non-GAAP financial measures is useful in order to offer consistent information that is comparable to previous information that the Company has publicly disclosed with respect to prior periods for which stock-based compensation was not expensed in accordance with the accounting rules applicable to such periods. Additionally, the Company has excluded the effects of amortization of acquired intangible assets from its non-GAAP financial measures because, in the period prior to the recent Openera acquisition, it did not incur amortization expense of this nature, and the exclusion of this amount helps investors compare operating expenses with prior periods. The non-GAAP financial measures disclosed by the Company, however, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

    NMS Communications, AccessGate, MyCaller and Open Access are trademarks of NMS Communications Corporation. All other brand or product names may be trademarks or registered trademarks of their respective holders.



                       NMS COMMUNICATIONS CORP.
                Consolidated Statements of Operations
                  (In $000's except per share data)
                             (Unaudited)

                                          For the Three Months Ended
                                                  March 31,
                                        ------------------------------

                                             2007           2006
                                        --------------- --------------

Revenues                                 $      19,002   $     30,698

Cost of revenues                                 7,761          9,841
                                        --------------- --------------

Gross profit                                    11,241         20,857
                                                    59%            68%
Operating expenses:
   Selling, general and administrative          11,078         12,833
   Research and development                      5,520          6,559
                                        --------------- --------------
        Total operating expenses                16,598         19,392
                                        --------------- --------------

Operating income (loss)                         (5,357)         1,465

Other income, net                                  266            270
                                        --------------- --------------

Income (loss) before income taxes               (5,091)         1,735

   Income tax expense                               27             51
                                        --------------- --------------

Net income (loss)                        $      (5,118)  $      1,684
                                        =============== ==============

   Basic earnings (loss) per common
    share                                $       (0.12)  $       0.03
                                        =============== ==============

   Weighted average basic shares
    outstanding                                 43,546         49,076
                                        =============== ==============

   Fully diluted earnings (loss) per
    common share                         $       (0.12)  $       0.03
                                        =============== ==============

   Weighted average fully diluted
    shares outstanding                          43,546         51,377
                                        =============== ==============




                       NMS COMMUNICATIONS CORP.
                 Condensed Consolidated Balance Sheet
                              (In $000)
                             (Unaudited)

                                         March 31,      December 31,
                                           2007             2006
                                      ---------------- ---------------
ASSETS
Current assets:
     Cash and cash equivalents           $     30,193     $    25,176
     Marketable securities                          -           7,082
     Accounts receivable, net of
      allowance for uncollectable
      accounts of $823 and $829,
      respectively                             12,126          13,270
     Inventories                                3,775           3,649
     Prepaid expenses and other
      assets                                    2,952           3,100
                                      ---------------- ---------------
         Total current assets                  49,046          52,277

Property and equipment, net of
 accumulated depreciation and
 amortization of $36,421 and $36,423,
 respectively                                   7,147           6,625
Goodwill                                        5,459           5,469
Other intangible assets, net                    3,490           3,782
Other assets                                    1,195           1,177
                                      ---------------- ---------------
Total assets                             $     66,337     $    69,330
                                      ================ ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts payable                    $      4,576     $     3,849
     Accrued expenses and other
      liabilities                               5,113           5,952
     Accrued restructuring                      1,746           2,228
     Deferred revenue                           5,849           4,431
                                      ---------------- ---------------
         Total current liabilities             17,284          16,460
Accrued restructuring                           2,031           2,104
Accrued warranty expense                          118             122
                                      ---------------- ---------------
Total liabilities                              19,433          18,686

Stockholders' equity                           46,904          50,644
                                      ---------------- ---------------
Total liabilities and stockholders'
 equity                                  $     66,337     $    69,330
                                      ================ ===============




                       NMS COMMUNICATIONS CORP.
  Reconciliation of GAAP Statement of Operations to Non-GAAP Results
                  (In $000's except per share data)
                             (Unaudited)

                            For the Three Months Ended
                                    March 31,
            ----------------------------------------------------------
                        2007                         2006
            ----------------------------- ----------------------------
                                 Non-GAAP            Adjust-  Non-GAAP
            GAAP(a)  Adjustments    (b)   GAAP (a)    ments      (b)
            Results    to GAAP   Results  Results   to GAAP   Results
                        Results                      Results
            -------- -------------------- -------- -------------------

Revenues    $19,002              $19,002  $30,698             $30,698

Cost of
 revenues     7,761    (309)(c,d)  7,452    9,841   (132)(c,d)  9,709
            -------- -------------------- -------- ----------- -------

Gross profit 11,241          309  11,550   20,857         132  20,989
                 59%                           68%
Operating
 expenses:
 Selling,
  general
  and
  admini-
 strative    11,078  (1,228)(c,d)  9,850   12,833   (712)(c,d) 12,121
 Research
 and
  develop-
 ment         5,520      (134)(c)  5,386    6,559      (64)(c)  6,495
            -------- ------------ ------- -------- ----------- -------
  Total
   operat-
  ing expen-
  ses        16,598       (1,362) 15,236   19,392        (776) 18,616
            -------- ------------ ------- -------- ----------- -------

Operating
 income
 (loss)      (5,357)       1,671  (3,686)   1,465         908   2,373

Other
 income, net    266                  266      270                 270
            -------- ------------ ------- -------- ----------- -------

Income
 (loss)
 before
 income
 taxes       (5,091)       1,671  (3,420)   1,735         908   2,643

  Income tax
   expense       27                   27       51                  51
            -------- ------------ ------- -------- ----------- -------

Net income
 (loss)     $(5,118)      $1,671 $(3,447) $ 1,684  $      908 $ 2,592
            ======== ==================== ======== ===================


  Basic
   earnings
   (loss)
   per
   common
   share    $ (0.12)             $ (0.08) $  0.03             $  0.05
            ========             ======== ========            ========

  Weighted
   average
   basic
   shares
   outstan-
  ding       43,546               43,546   49,076              49,076
            ========             ======== ========            ========

  Fully
   diluted
   earnings
   (loss)
   per
   common
   share    $ (0.12)             $ (0.08) $  0.03             $  0.05
            ========             ======== ========            ========

  Weighted
   average
   fully
   diluted
   shares
   outstan-
  ding       43,546               43,546   51,377              51,377
            ========             ======== ========            ========


(a) The Unaudited Consolidated Statement of Operations, prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").
(b) The Unaudited Consolidated Statement of Operations, presented on a basis other than GAAP, is intended to enhance the reader's understanding of the Company's results from operations.
(c) Stock-based compensation expense
(d) Amortization of identified intangible assets



    CONTACT: NMS Communications
             For media and industry analysts:
             Pam Kukla, 508-271-1611
             Pam_Kukla@nmss.com
             or
             For financial analysts:
             Herb Shumway, 508-271-1481
             CFO
             Herb_Shumway@nmss.com